PLEASE READ THIS DOCUMENT AND THE AGREEMENT CAREFULLY.

     (This document is delivered to you at the time of conclusion of this contract pursuant to Article 15 of the Law Regulating Securities Investment
Advisory Business.)

                                 APPENDIX NO. 9

                    to the Services Agreement by and between
         Morgan Stanley Asset & Investment Trust Management Co., Limited
                   (Registration number of Investment Advisor:
             Director General of the Kanto Financial Bureau No. 152,
               Authorization number: Minister of Finance No. 118)
                  and Morgan Stanley Investment Management Inc.
                 dated as of February 15, 2002 (the "Agreement")

PORTFOLIO NAME: MORGAN STANLEY ASIA-PACIFIC FUND, INC.

PART A. PORTFOLIO DETAILS

Client Name: Morgan Stanley Asia-Pacific Fund, Inc.
Account number: MASPJ
Date of Management Agreement: May 13, 1997
Power of delegation:
Governing law and jurisdiction: Japan
Effective date of delegation to Adviser: August 11, 2003
Fund Manager: Kunihiko Sugio

PART B. SERVICES REQUESTED HEREBY (SPECIFY "ADVISORY SERVICES" OR "DISCRETIONARY
MANAGEMENT SERVICES"): DISCRETIONARY MANAGEMENT SERVICES

DUTIES RETAINED BY THE MANAGER: ALL OTHER

The Agreement shall become effective as of the date first above written and shall remain in force until the date of termination of the investment management agreement between the Fund and the Manager (the "Management Agreement") (but not
later than two years after the date hereof) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to the
Management Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

The Agreement may be terminated at any time, without the payment of any penalty, by the Manager or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty days' written notice to the other party.
The Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Management Agreement.

The Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Fund and (ii) a

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majority of those Directors who are not parties to the Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

The terms "vote of a majority of the outstanding voting securities,"
"assignment," "affiliated person" and "interested person" used in this
Agreement, shall have the respective meanings specified in the Investment
Company Act of 1940, as amended, and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and
Exchange Commission under said Act.

The attachment(s) to this Appendix (which is/are incorporated herein by reference) contain(s) the investment guidelines and restrictions and any other matters of which the Adviser needs to be aware to perform its obligations in relation to the Fund. Except as specified herein, the terms and conditions of the Agreement shall govern the obligations of the Manager and the Adviser with respect to the Fund.

FEES:

The fees payable to the Adviser by the Manager shall be such amount as is agreed from time to time by the Adviser and the Manager, but not to exceed the amount paid by the Fund to the Manager. The fee currently paid by Manager the to the
Adviser is set forth on Schedule A to this Appendix, as may be amended from time to time.

PREFERENTIAL RIGHT TO BUSINESS BOND:

Parties to investment advisory agreements or discretionary investment agreements with the Adviser named herein have a preferential right over other creditors to the business bond deposited by the Adviser with respect to any claims arising from this Appendix or the Agreement.

As Manager, the undersigned hereby requests Services described herein:

MANAGER

Morgan Stanley Investment Management Inc.

By: /s/ Randy Takian
    ---------------------------------
    Name: Randy Takian
    Title: President

We acknowledge and agree to provide the Services described herein, as Adviser:

ADVISER

Morgan Stanley Asset & Investment Trust Management Co., Limited

By: /s/ John R. Alkire
    ---------------------------------
    Name: John R. Alkire
    Title: President and
           Representative Director

                                                                      SCHEDULE A
                                                             AS OF JUNE 30, 2009

NAME OF FUND                                             FEE
---------------------------------   --------------------------------------------

Morgan Stanley Asia-Pacific Fund,   The Fund may have portfolio managers from
Inc.                                one or more sub-advisers. Subject to the
                                    split described in the next sentence, the
                                    Manager will pay to the Adviser and any
                                    other sub-adviser, collectively, on a
                                    monthly basis an aggregate amount equal to
                                    54% of the net advisory fees the Manager
                                    receives from the Fund during such period,
                                    after taking into account any fee waivers
                                    (the "Eligible Allocation"). The Eligible
                                    Allocation shall be split among the Adviser
                                    and any other sub-adviser based on the
                                    relative percentage of assets under
                                    management of the Fund managed by each of
                                    the Adviser and any other sub-adviser, as
                                    may be determined periodically.

                                    Sch. A-1